Exhibit 99

[NFG LOGO OMITTED]

National Fuel Gas Company RELEASE DATE: Immediate January 27, 2005	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS FIRST QUARTER RESULTS

(January 27, 2005) Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced earnings for the first quarter of its 2005 fiscal year (the quarter ended December 31, 2004) of $50.4 million or $0.60 per share,1 an increase of $1.2 million from the prior year’s first quarter earnings of $49.2 million or $0.60 per share.1 The increase in earnings compared to the first quarter of fiscal 2004 is primarily attributable to results in the Exploration and Production segment, where higher commodity prices more than offset slightly lower production volumes. Earnings also increased in the Utility segment and Pipeline and Storage segment. These increases were partially offset by decreased earnings in the International and Timber segments (see further discussion below).

        When the non-recurring $5.2 million benefit to deferred income tax expense in the International segment is excluded from the prior year’s first quarter, earnings for that quarter were $44.0 million or $0.53 per share.1 When compared to those results, the earnings for the first quarter of fiscal 2005 of $50.4 million or $0.60 per share,1 were $6.4 million or $0.07 per share higher. During last year’s first quarter, the government in the Czech Republic enacted legislation which gradually reduces the corporate statutory income tax rate from 31% to 24% (the reduction will be phased in over a three-year period). In accordance with generally accepted accounting principles, the full $5.2 million benefit resulting from the change in the income tax rate was reflected as a reduction to deferred income tax expense in last year’s first quarter. There were no non-recurring items in the first quarter of fiscal 2005.

DISCUSSION OF FIRST QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes the non-recurring item in the first quarter of 2004 discussed above in an effort to provide a clearer picture of actual operating results for the period. A reconciliation of reported earnings to the earnings discussed below is provided on pages 5 and 6 of this document.

1 Note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars. Weighted Average Common Shares used in the diluted calculation were 84,638,106 at 12/31/2004 and 82,307,835 at 12/31/2003.

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Regulated segments

        The Utility segment’s earnings of $18.1 million for the first quarter of fiscal 2005 were up $1.6 million from the prior year’s first quarter. This increase was principally attributable to lower interest expense and a lower provision for bad debts in the New York Division in the first quarter of fiscal 2005 compared to the prior year’s first quarter. During the first quarter of fiscal 2004, it was necessary to increase the provision for bad debts in order to adequately provide for the higher outstanding receivable balances resulting from increased gas prices and customer payment experience. Although a comparable provision was not recorded in the first quarter of fiscal 2005, sustained high gas prices may result in higher bad debt expense in the future.* Partially offsetting the reduction of the above expense items was higher pension and post retirement expense in the Pennsylvania Division. The 2003 settlement of the rate proceeding with the Pennsylvania Public Utility Commission allowed the Utility to record a one-time credit to pension expense ($2.35 million) which the Company recognized during the first quarter of fiscal 2004.

        In the Pipeline and Storage segment, earnings of $12.3 million for the first quarter of fiscal 2005 were up $1.8 million when compared with the same period in the prior fiscal year. The impact of higher efficiency gas revenues and lower interest expense were somewhat offset by lower transportation margins and the incurring of approximately $1.7 million of preliminary project costs for the proposed Empire-Millennium Connector project.

Exploration and Production segment

        The Exploration and Production segment’s earnings for the first quarter of fiscal 2005 were $13.9 million, up $3.4 million from the prior year’s first quarter primarily due to the positive impact of higher crude oil and natural gas prices. Lower production volumes partially offset the impact of higher prices. For the first quarter of fiscal 2005, the weighted average oil price (after hedging) was $26.35/Bbl, an increase of $2.23/Bbl or 9.2% from the comparable quarter of the prior fiscal year. The weighted average natural gas price (after hedging) was $5.99/Mcf, an increase of $1.41/Mcf or 30.8% over the comparable quarter of the prior fiscal year.

        For the quarter, Seneca Resources Corporation’s (“Seneca”) production was 13.3 Bcfe and Seneca remains on track to meet its previously announced production target of 50 to 55 Bcfe for the year.* Moreover, in Canada, the previously announced Sukunka 60E well, in which Seneca has a 20% working interest, was on production for only 18 days during the quarter, and in the Gulf, the recently recompleted High Island A-345 well was on production for 31 days at an average rate of 5.1 MMcf per day. Seneca’s working interest in this well is 100%.

        Seneca drilled 44 gross wells during the quarter with a 98% success rate; 23 in California, 5 in Canada, 14 in the East and 2 in the Gulf. The most significant of these wells was in the Gulf. The Vermilion 225 #A-2 well was drilled to a depth of 12,600 feet and encountered 65 feet of net pay. It is anticipated that this well will be put on production by March 2005.* In addition, the East Cameron 213 #1 well has logged 48 feet of net pay in five sands. Production from this well is expected to commence in fiscal 2006.* Seneca’s working interest in both of these wells is 100%.

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Page 3.

        For the remainder of fiscal 2005, Seneca has 12.8 Bcf of gas production hedged at an average price of $5.75 per Mcf, and 2.1 million barrels of oil production hedged at an average price of $30.46 Bbl. For 2006, 10.6 Bcf of natural gas is hedged at an average price of $6.23 per Mcf, while 1.9 million barrels of oil production is hedged at an average price of $34.14 Bbl. The current hedging summary is included in the table at page 13 of this document. In addition, in an effort to control the recent variability in pricing between the Alberta Exchange (AECO) and NYMEX on its Canadian production, Seneca locked in the AECO basis differential at US $0.88 per MMBtu on 9,479 MMBtu per day of its Alberta gas production through the end of fiscal 2006.

Other segments

        The International segment’s fiscal 2005 first quarter earnings of $4.2 million were $1.3 million higher when compared to recurring earnings in the first quarter of fiscal 2004. The increase was mainly due to an increase in the value of the Czech koruna compared to the U.S. dollar which offset a decrease in sales. Heat and electric throughput decreased due to weather that was approximately 6% warmer than the prior year.

        The Energy Marketing segment’s earnings for the first quarter of fiscal 2005 of $0.8 million were flat compared with the comparable quarter of the prior fiscal year.

        The Timber segment’s first quarter earnings of $0.8 million were $0.6 million less than the prior year’s first quarter primarily due to a decrease in harvested timber volumes which was caused by poor weather conditions.

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company stated: “Overall, the first quarter’s results were in line with our expectations, with each segment contributing positively to earnings. In addition, our Exploration and Production segment’s initial production volumes from the Sukunka well are encouraging and the discoveries at Vermillion and East Cameron bode well for the future.* Commodity pricing allowed us to maintain a solid hedge position for future production, and we’ve taken steps to reduce the volatility associated with the basis differential in our Canadian production. Work continues on the Empire-Millennium Connector, and strong cash flows are expected to continue, which will allow us to complete this capital project without negatively affecting our balance sheet.”*

EARNINGS GUIDANCE

The Company expects earnings for the second quarter of fiscal 2005 to be in the range of $0.78 to $0.88 per share.* The Company is reaffirming its previously disclosed fiscal 2005 earnings per share guidance of $1.75 to $1.85 per share.*

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, January 28, 2005 at 11:00 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with

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Internet access, you may go to National Fuel’s Web site at www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-573-4752, and use the passcode “54347000". For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll-free) 1/888-286-8010 using passcode “75979039.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 4, 2005.

        National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:           Margaret M. Suto    716-857-6987
Media Contact:              Julie Coppola Cox    716-857-7079

* Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; availability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

(Thousands of Dollars)	Three Months Ended December 31, 2004 (unaudited)	Three Months Ended December 31, 2003 (unaudited)
Utility

Reported earnings	$18,072	$16,481

Pipeline and Storage

Reported earnings	12,277	10,494

Exploration and Production

Reported earnings	13,923	10,508

International
Reported earnings	4,170	8,038
Tax rate change	—	(5,174)

Earnings before non-recurring items	4,170	2,864

Energy Marketing

Reported earnings	750	806

Timber

Reported earnings	753	1,303

Corporate and All Other

Reported earnings	493	1,584

Consolidated
Reported earnings	50,438	49,214
Total non-recurring items from above	—	(5,174)

Earnings before non-recurring items	$50,438	$44,040

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                           Three Months                Three Months
(Diluted Earnings Per Share)                                   Ended                       Ended
                                                         December 31, 2004           December 31, 2003
                                                            (unaudited)                 (unaudited)
                                                      ------------------------    ------------------------
Utility
                                                      ------------------------    ------------------------
Reported earnings                                                      $ 0.21                      $ 0.20
                                                      ------------------------    ------------------------

Pipeline and Storage
                                                      ------------------------    ------------------------
Reported earnings                                                        0.15                        0.13
                                                      ------------------------    ------------------------

Exploration and Production
                                                      ------------------------    ------------------------
Reported earnings                                                        0.16                        0.13
                                                      ------------------------    ------------------------

International
Reported earnings                                                        0.05                        0.10
Tax rate change                                                            -                        (0.07)
                                                      ------------------------    ------------------------
Earnings before non-recurring items                                      0.05                        0.03
                                                      ------------------------    ------------------------

Energy Marketing
                                                      ------------------------    ------------------------
Reported earnings                                                        0.01                        0.01
                                                      ------------------------    ------------------------

Timber
                                                      ------------------------    ------------------------
Reported earnings                                                        0.01                        0.01
                                                      ------------------------    ------------------------

Corporate and All Other (Including Rounding)
                                                      ------------------------    ------------------------
Reported earnings                                                        0.01                        0.02
                                                      ------------------------    ------------------------

Consolidated
Reported earnings                                                        0.60                        0.60
Total non-recurring items from above                                       -                        (0.07)
                                                      ------------------------    ------------------------
Earnings before non-recurring items                                    $ 0.60                      $ 0.53
                                                      ========================    ========================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

	Three Months Ended December 31, (Unaudited)
SUMMARY OF OPERATIONS	2004	2003

Operating Revenues	$544,258	$532,513

Operating Expenses:
Purchased Gas	256,156	250,777
Fuel Used in Heat and Electric Generation	22,211	21,056
Operation and Maintenance	100,846	100,183
Property, Franchise and Other Taxes	18,168	18,222
Depreciation, Depletion and Amortization	46,940	46,458

	444,321	436,696
Operating Income	99,937	95,817
Other Income (Expense):
Income from Unconsolidated Subsidiaries	785	83
Other Income	1,650	2,031
Interest Expense	(20,962)	(25,333)

Income Before Income Taxes and Minority Interest in
Foreign Subsidiaries	81,410	72,598
Income Tax Expense	30,035	21,567
Minority Interest in Foreign Subsidiaries	937	1,817

Net Income Available for Common Stock	$50,438	$49,214

Earnings Per Common Share:
Basic	$0.61	$0.60

Diluted	$0.60	$0.60

Weighted Average Common Shares:
Used in Basic Calculation	83,150,086	81,572,025

Used in Diluted Calculation	84,638,106	82,307,835

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Thousands of Dollars)	December 31, September 30, 2004 2004
ASSETS
Property, Plant and Equipment	$4,707,674	$4,602,779
Less - Accumulated Depreciation, Depletion and
Amortization	1,669,626	1,596,015

Net Property, Plant and Equipment	3,038,048	3,006,764

Current Assets:
Cash and Temporary Cash Investments	78,611	66,153
Receivables - Net	197,739	129,825
Unbilled Utility Revenue	84,835	18,574
Gas Stored Underground	50,613	68,511
Materials and Supplies - at average cost	57,014	43,922
Unrecovered Purchased Gas Costs	6,896	7,532
Prepayments	36,916	38,760
Fair Value of Derivative Financial Instruments	1,469	23

Total Current Assets	514,093	373,300

Other Assets:
Recoverable Future Taxes	83,847	83,847
Unamortized Debt Expense	19,065	19,573
Other Regulatory Assets	66,167	66,862
Deferred Charges	3,069	3,411
Other Investments	74,291	72,556
Investments in Unconsolidated Subsidiaries	15,730	16,444
Goodwill	5,476	5,476
Intangible Assets	45,328	45,994
Other	20,498	17,571

Total Other Assets	333,471	331,734

Total Assets	$3,885,612	$3,711,798

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized
- 200,000,000 Shares; Issued and Outstanding
- 83,214,892 Shares and 82,990,340
Shares, Respectively	$83,215	$82,990
Paid in Capital	509,977	506,560
Earnings Reinvested in the Business	746,090	718,926

Total Common Shareholder Equity Before
Items of Other Comprehensive Income (Loss)	1,339,282	1,308,476
Accumulated Other Comprehensive Income (Loss)	603	(54,775)

Total Comprehensive Shareholders' Equity	1,339,885	1,253,701
Long-Term Debt, Net of Current Portion	1,130,290	1,133,317

Total Capitalization	2,470,175	2,387,018

Minority Interest in Foreign Subsidiaries	42,903	37,048

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	170,100	156,800
Current Portion of Long-Term Debt	15,073	14,260
Accounts Payable	162,506	115,979
Amounts Payable to Customers	10,794	3,154
Other Accruals and Current Liabilities	114,119	91,164
Fair Value of Derivative Financial Instruments	61,629	95,099

Total Current and Accrued Liabilities	534,221	476,456

Deferred Credits:
Accumulated Deferred Income Taxes	474,504	458,095
Taxes Refundable to Customers	11,065	11,065
Unamortized Investment Tax Credit	7,322	7,498
Cost of Removal Regulatory Liability	83,315	82,020
Other Regulatory Liabilities	70,039	67,669
Pension Liability	92,680	91,587
Asset Retirement Obligation	32,954	32,292
Other Deferred Credits	66,434	61,050

Total Deferred Credits	838,313	811,276

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$3,885,612	$3,711,798

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of Dollars)	Three Months Ended December 31, 2004 2003
Operating Activities:
Net Income Available for Common Stock	$50,438	$49,214
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	46,940	46,458
Deferred Income Taxes	(1,864)	(4,728)
(Income) Loss from Unconsolidated Subsidiaries,
Net of Cash Distributions	715	437
Minority Interest in Foreign Subsidiaries	937	1,817
Other	2,684	1,160
Change in:
Receivables and Unbilled Utility Revenue	(132,963)	(114,267)
Gas Stored Underground and Materials and
Supplies	5,324	30,601
Unrecovered Purchased Gas Costs	636	9,425
Prepayments	1,903	9,941
Accounts Payable	43,950	46,411
Amounts Payable to Customers	7,640	(271)
Other Accruals and Current Liabilities	22,514	29,248
Other Assets	(3,958)	951
Other Liabilities	13,258	(5,727)

Net Cash Provided by Operating Activities	$58,154	$100,670

Investing Activities:
Capital Expenditures	($ 40,022)	($ 46,282)
Other	(1,046)	(623)

Net Cash Used in Investing Activities	($ 41,068)	($ 46,905)

Financing Activities:
Change in Notes Payable to Banks and
Commercial Paper	$13,300	($ 8,000)
Reduction of Long-Term Debt	(3,509)	(4,318)
Dividends Paid on Common Stock	(23,210)	(21,952)
Proceeds From Issuance of Common Stock	3,452	3,761

Net Cash Used In Financing Activities	($ 9,967)	($ 30,509)

Effect of Exchange Rates on Cash	5,339	1,710

Net Increase (Decrease) in Cash and Temporary
Cash Investments	12,458	24,966
Cash and Temporary Cash Investments
at Beginning of Period	66,153	51,421

Cash and Temporary Cash Investments
at December 31	$78,611	$76,387

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION
(Thousands of Dollars)

	Three Months Ended December 31, (Unaudited)
	2004	2003	Increase (Decrease)
Operating Revenues
Utility	$321,134	$325,220	$(4,086)
Pipeline and Storage	53,044	50,018	3,026
Exploration and Production	71,838	68,851	2,987
International	43,975	42,148	1,827
Energy Marketing	63,494	56,953	6,541
Timber	12,995	13,331	(336)

Total Reportable Segments	566,480	556,521	9,959
All Other	3,762	2,778	984
Corporate	628	—	628
Intersegment Eliminations	(26,612)	(26,786)	174

Total Consolidated	$544,258	$532,513	$11,745

Operating Income (Loss)
Utility	$35,875	$34,774	$1,101
Pipeline and Storage	22,560	20,615	1,945
Exploration and Production	31,620	28,708	2,912
International	7,611	7,434	177
Energy Marketing	1,070	1,219	(149)
Timber	1,631	2,487	(856)

Total Reportable Segments	100,367	95,237	5,130
All Other	589	1,056	(467)
Corporate	(1,019)	(476)	(543)

Total Consolidated	$99,937	$95,817	$4,120

Net Income
Utility	$18,072	$16,481	$1,591
Pipeline and Storage	12,277	10,494	1,783
Exploration and Production	13,923	10,508	3,415
International	4,170	8,038	(3,868)
Energy Marketing	750	806	(56)
Timber	753	1,303	(550)

Total Reportable Segments	49,945	47,630	2,315
All Other	600	551	49
Corporate	(107)	1,033	(1,140)

Total Consolidated	$50,438	$49,214	$1,224

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended December 31, (Unaudited)
	2004	2003	Increase (Decrease)
Depreciation, Depletion
and Amortization:
Utility	$9,980	$9,452	$528
Pipeline and Storage	9,094	8,886	208
Exploration and Production	21,828	22,598	(770)
International	4,235	3,783	452
Energy Marketing	21	29	(8)
Timber	1,477	1,494	(17)

Total Reportable Segments	46,635	46,242	393
All Other	193	165	28
Corporate	112	51	61

Total Consolidated	$46,940	$46,458	$482

Expenditures for
Long-Lived Assets
Utility	$11,335	$12,907	$(1,572)
Pipeline and Storage	4,887	4,803	84
Exploration and Production	21,008	22,659	(1,651)
International	1,903	1,100	803
Energy Marketing	11	1	10
Timber	852	1,664	(812)

Total Reportable Segments	39,996	43,134	(3,138)
All Other	7	2	5
Corporate	19	3,146	(3,127)

Total Consolidated	$40,022	$46,282	$(6,260)

     DEGREE DAYS

				Percent Colder (Warmer) Than:
Three Months Ended December 31	Normal	2004	2003	Normal	Last Year
Buffalo, NY	2,260	2,172	2,127	(3.9)	2.1
Erie, PA	2,081	1,997	1,922	(4.0)	3.9

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

                                                              Three Months Ended
                                                                 December 31,
                                                   -----------------------------------------
                                                                                 Increase
                                                      2004          2003        (Decrease)
                                                   ------------  ------------  -------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                             3,225         4,664         (1,439)
  West Coast                                             1,039           996             43
  Appalachia                                             1,206         1,350           (144)
  Canada                                                 1,665         1,684            (19)
                                                   ------------  ------------  -------------
                                                         7,135         8,694         (1,559)
                                                   ============  ============  =============
Average Prices (Per  Mcf)
  Gulf Coast                                            $ 6.50        $ 4.75         $ 1.75
  West Coast                                              6.55          5.01           1.54
  Appalachia                                              7.73          5.17           2.56
  Canada                                                  5.45          4.58           0.87
    Weighted Average                                      6.47          4.81           1.66
    Weighted Average after Hedging                        5.99          4.58           1.41

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                               289           376            (87)
  West Coast                                               653           682            (29)
  Appalachia                                                 3             7             (4)
  Canada                                                    76            84             (8)
                                                   ------------  ------------  -------------
                                                         1,021         1,149           (128)
                                                   ============  ============  =============

Average Prices (Per Barrel)
  Gulf Coast                                            $47.08       $ 29.49        $ 17.59
  West Coast                                             37.14         26.56          10.58
  Appalachia                                             44.33         27.28          17.05
  Canada                                                 38.43         26.25          12.18
    Weighted Average                                     40.08         27.50          12.58
    Weighted Average after Hedging                       26.35         24.12           2.23

Total Production (Mmcfe)                                13,261        15,588         (2,327)
                                                   ============  ============  =============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe               $ 0.39        $ 0.35         $ 0.04
Lease Operating Expense per Mcfe                        $ 0.88        $ 0.71         $ 0.17
Depreciation, Depletion & Amortization per Mcfe         $ 1.65        $ 1.45         $ 0.20

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2005

SWAPS                                              Volume          Average Hedge Price
Oil                                                 2.1 MMBBL      $30.46 / BBL
Gas                                                 8.3 BCF        $5.57 / MCF

No-cost Collars                                    Volume          Floor Price      Ceiling Price
Gas                                                 4.5 BCF        $5.40 / MCF      $8.39 / MCF

Hedging Summary for Fiscal 2006

SWAPS                                              Volume          Average Hedge Price
Oil                                                 1.9 MMBBL      $34.14 / BBL
Gas                                                 8.7 BCF        $6.10 / MCF

No-cost Collars                                    Volume          Floor Price      Ceiling Price
Gas                                                 1.9 BCF        $5.86 / MCF      $10.14 / MCF

Hedging Summary for Fiscal 2007

SWAPS                                              Volume          Average Hedge Price
Oil                                                 0.9 MMBBL      $37.03 / BBL
Gas                                                 0.7 BCF        $5.76 / MCF

Drilling Program Quarter Ended December 31, 2004:
Gross Wells Drilled

                              Gulf            West             East          Canada        Total
                          -------------   --------------   --------------   ----------   ----------
Exploratory
    Successful                       2                0                0            5            7
    Unsuccessful                     0                0                1            0            1
Developmental
    Successful                       0               23               13            0           36
    Unsuccessful                     0                0                0            0            0
Total
    Successful                       2               23               13            5           43
    Unsuccessful                     0                0                1            0            1

Success Ratio                     100%             100%              93%         100%          98%

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput — (millions of cubic feet — MMcf)

	Three Months Ended December 31,
	2004	2003	Increase (Decrease)
Retail Sales:
Residential Sales	19,869	20,434	(565)
Commercial Sales	3,454	3,600	(146)
Industrial Sales	176	595	(419)

	23,499	24,629	(1,130)

Off-System Sales	—	5,914	(5,914)
Transportation	14,103	14,599	(496)

	37,602	45,142	(7,540)

Pipeline & Storage Throughput- (MMcf)

	Three Months Ended December 31,
	2004	2003	Increase (Decrease)
Firm Transportation - Affiliated	32,202	35,020	(2,818)
Firm Transportation - Non-Affiliated	51,540	53,748	(2,208)
Interruptible Transportation	1,662	2,034	(372)

	85,404	90,802	(5,398)

Energy Marketing Volumes

	Three Months Ended December 31,
	2004	2003	Increase (Decrease)
Natural Gas (MMcf)	8,007	9,561	(1,554)

International Sales Volumes

	Three Months Ended December 31,
	2004	2003	Increase (Decrease)
Heating (Gigajoules)	2,845,470	3,070,292	(224,822)

Electricity (Megawatt hours)	264,808	315,752	(50,944)

Timber Board Feet (Thousands)

	Three Months Ended December 31,
	2004	2003	Increase (Decrease)
Log Sales	1,745	1,824	(79)
Green Lumber Sales	2,164	2,670	(506)
Kiln Dry Lumber Sales	3,366	3,109	257

	7,275	7,603	(328)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)                            2004                      2003
                                                         ----------------------    ----------------------

  Operating Revenues                                             $ 544,258,000             $ 532,513,000
                                                         ======================    ======================

  Net Income Available for Common Stock                           $ 50,438,000              $ 49,214,000
                                                         ======================    ======================

  Earnings Per Common Share:
   Basic                                                                $ 0.61                    $ 0.60
                                                         ======================    ======================
   Diluted                                                              $ 0.60                    $ 0.60
                                                         ======================    ======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                     83,150,086                81,572,025
                                                         ======================    ======================
      Used in Diluted Calculation                                   84,638,106                82,307,835
                                                         ======================    ======================

Twelve Months Ended December 31 (unaudited)

  Operating Revenues                                           $ 2,043,138,000           $ 2,088,278,000
                                                         ======================    ======================

  Net Income Available for Common Stock                          $ 167,810,000             $ 190,117,000
                                                         ======================    ======================

  Earnings Per Common Share:
   Basic                                                                  2.04                    $ 2.34
                                                         ======================    ======================
   Diluted                                                                2.01                    $ 2.32
                                                         ======================    ======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                     82,442,202                81,103,183
                                                         ======================    ======================
      Used in Diluted Calculation                                   83,520,574                81,810,778
                                                         ======================    ======================